UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 3, 2003

                          NATHANIEL ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)



Delaware                            000-27783                    84-1572525
-----------                         ---------                  --------------
State or other jurisdiction of      Commission                (I.R.S. Employer
Incorporation or Organization)        File                  Identification No.)
                                     Number

8001 S. Interport Blvd, Suite 260, Englewood, Colorado               80112
------------------------------------------------------              -------
(Address of principal executive offices)                           (Zip Code)


         Issuer's telephone number, including area code: (303) 690-8300

       -------------------------------------------------------------------
          (Former name or former address if changed since last report)

                                EXPLANATORY NOTE
                                ----------------


     This Current Report on Form 8-K/A relates to Nathaniel's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on April 10, 2003 with respect to Nathaniel Energy's acquisition of an 81.45% interest in of Keyes Helium Company, LLC, on April 3, 2003. This Current Report on Form 8-K/A also amends Nathaniel Energy's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on July 2, 2003 which included proforma financial statements relating to the acquisition.

     This Current Report on Form 8-K/A includes

     - Pro forma financial statements giving effect to the acquisition of the 81.25% interest in Keyes Helium Company, LLC.
     - Audited financial statements of Keyes Helium Company LLC for the years ended December 31, 2002 and 2001.
     - Unaudited Financial Statements of Keyes Helium Company LLC for the period ended March 31, 2003.

     The pro forma financial statements included in this report revise the pro forma financial statements included in our Current Report on Form 8-K filed on July 2, 2003 to correct certain presentation errors, to address certain adjustments relating to accumulated depreciation and accrued interest, and to revise certain calculations relating to interest and depreciation expenses.

ITEM 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. The following financial statements with respect to the business acquisition described in Item 2 of Nathaniel Energy's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2003 are set forth below.

Pro Forma Financial Statements

     - Unaudited pro forma condensed consolidating balance sheet as of March 31, 2003 which gives effect to the acquisition of our 81.25% interest in Keyes Helium Company LLC as if it occurred on March 31, 2003.

     - Unaudited pro forma condensed consolidating statement of operations for the period ended March 31, 2003 which gives effect to the acquisition of our 81.25% interest in Keyes Helium Co. LLC as if it had occurred on January 1, 2003.

     - Unaudited pro forma condensed consolidating statement of operations for the period ended December 31, 2002 which gives effect to the acquisition of our 81.25% interest in Keyes Helium Co. LLC as if it had occurred on January 1, 2002.

Audited Financial Statements

     - Audited financial statements of Keyes Helium Company LLC as of December 31, 2002 and 2001 and for the years ended December 31, 2002 and 2001.

Unaudited Financial Statements

     - Unaudited financial statements of Keyes Helium Company LLC as of March 31, 2003 and for the period ended March 31, 2003.

Nathaniel Energy Corporation
Pro Forma Financial Information

On August 27, 2002, Nathaniel Energy Corporation (the "registrant") and a principal stockholder (the "investor") acquired 100% of the outstanding common shares of MCNIC Rodeo Gathering, Inc. ("MCNIC"), an 18.55% limited partner in Keyes Helium Company, LLC ("Keyes Helium"), from Michigan Pipeline & Processing Corp. The purchase price of the acquisition was $1,450,000. The investor held approximately 23% of the registrant's common stock at the date of the acquisition. The investor was allocated 49% of the MCNIC common stock and the registrant retained 51%. The investor loaned cash of $1,800,000 to the registrant, part of which was used to finance the acquisition.

On April 3, 2003 the registrant acquired the remaining 81.45% of Keyes Helium from Colorado Interstate Gas, a wholly owned subsidiary of El Paso Corporation, for an amount of $8,658,855. Concurrently, the registrant purchased the Keyes Gathering System and the Sturgis Gas Processing Plant and Compressor Station, both subsidiaries of El Paso Corporation, for an aggregate amount of $1,288,360. Collectively the acquisitions of the remaining 81.45% of Keyes Helium, the Keyes Gathering System and the Sturgis Gas Processing Plant and Compressor Station are referred to as "Keyes". The acquisitions were accounted for using the purchase method of accounting.

The funding for the above acquisitions came from debt issued by the registrant to the investor referred to above. This investor holds both an equity interest and debt of the registrant.

Subsequently, also on April 3, 2003, the registrant transferred its entire interest in Keyes to Nathaniel Energy Oklahoma Holding Corporation ("NEC OK"). The investor described above also contributed his ownership interest in Keyes Helium to NEC OK. NEC OK therefore owns 100% of Keyes Helium. The registrant owns 51% of NEC OK and the investor owns the remaining 49 % of NEC OK.

The pro forma balance sheet as of March 31, 2003 reflects the historical balance sheets of the registrant and the subsequent acquisition as if the acquisition had occurred on March 31, 2003.

The pro forma income statement for the three month period ended March 31, 2003 reflects the historical income statements of the registrant and the subsequent acquisition of Keyes. Pro forma adjustments have been made to give effect to the acquisition as if it had occurred as of the beginning of the fiscal year presented, January 1, 2002.

The pro forma income statement for the year ended December 31, 2002 reflects the historical income statements for the registrant and the subsequent acquisition for the year ended December 31, 2002. Pro forma adjustments have been made to give effect to the acquisition as if it had occurred at the beginning of the year presented.

                          Nathaniel Energy Corporation
            Unaudited Proforma Condensed Consolidating Balance Sheet
                                 (in Thousands)
                                 March 31, 2003

                                                                                                                 Unaudited
                                                                                                 Pro Forma       Pro Forma
                                                                                                Acquisition      Condensed
                                                                Nathaniel         Keyes           Entries       Consolidated
                                                              --------------  --------------   --------------  ----------------

Assets

Current Assets
  Cash and cash equvalents                                             $ 12           $ 590                            $ 602
  Accounts receivable - trade                                            41             545                              586
  Inventory                                                             250             261                              511
  Other current assets                                                  198               -                              198
                                                              --------------  --------------                   --------------

    Total current assets                                                501           1,396                            1,897

Property, plant and equipment                                         1,774           7,441  b         1,450          12,217
                                                                                             a         1,552


Investment in Keyes Helium Project                                    1,450               -  b        (1,450)              -
Accounts receivable - affiliate                                         158               -                              158
Deferred charges                                                          -              26                               26
Prepaid expense                                                          11              39                               50
Other assets                                                              5               -                                5
                                                              --------------  --------------                   --------------

Total assets                                                        $ 3,899         $ 8,902                         $ 14,353
                                                              ==============  ==============                   ==============

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
  Notes payable                                                     $ 4,091             $ -                          $ 4,091
  Accounts payable - affiliate                                            -             250                              250
  Accounts payable - trade                                              505             227                              732
  Payroll taxes                                                           2               -                                2
  Accrued wages                                                       2,116               -                            2,116
  Accrued property taxes                                                  -              30                               30
  Accrued interest                                                      659               -                              659
  Current portion of long-term debt                                     313               -  a         1,000           1,313
                                                              --------------  --------------                   --------------

    Total current liabilities                                         7,686             507                            9,193

Long-term debt, net of current maturities                               377               -  a         8,947           9,324
                                                              --------------  --------------                   --------------

    Total liabilities                                                 8,063             507                           18,517
                                                              --------------  --------------                   --------------

Minority interest                                                        46               -                               46

Stockholders' equity (deficit)

  Preferred stock                                                         -               -                                -
  Common stock                                                           38               -                               38
  Additional paid-in capital                                          7,481               -                            7,481
  Members' equity                                                         -           8,395  a        (8,395)              -
  Unpaid stock subscription receivable                                 (175)              -                             (175)
  Accumulated earnings (deficit)                                    (11,554)              -                          (11,554)
                                                              --------------  --------------                   --------------

    Total Stockholders' equity (deficit)                             (4,210)          8,395                           (4,210)
                                                              --------------  --------------                   --------------

Total Liabilities and Stockholders' Equity (Deficit)                $ 3,899         $ 8,902                         $ 14,353
                                                              ==============  ==============                   ==============

                          Nathaniel Energy Corporation
  Unaudited Proforma Condensed Consolidating Statement of Operations Unaudited
      (in Thousands, except for Per Share Information Pro Forma Pro Forma
For the Three Months Ended March 31, 2003


                                                                                                Acquisition      Condensed
                                                                Nathaniel         Keyes           Entries      Consolidated
                                                              --------------  --------------   --------------  --------------


Revenue                                                               $ 105         $ 1,413                          $ 1,518

Cost of revenue                                                         148             771                              919
                                                              --------------  --------------                   --------------

Gross profit                                                            (43)            642                              599
                                                              --------------  --------------                   --------------

Selling, general and administrative expenses
  Depreciation                                                           59             144  c            (3)            200
  Other selling, general and administrative expense                   1,037             280                            1,317
                                                              --------------  --------------                   --------------

    Total                                                             1,096             424                            1,517
                                                              --------------  --------------                   --------------

Income (loss) from operations                                        (1,139)            218                             (918)

Other income (expense)
  Income from investment in Keyes                                        21               -  d           (21)              -
  Loss on disposal of equipment                                         (13)              -                              (13)
  Interest expense                                                     (182)              -  e          (199)           (381)
  Other income                                                            -               1                                1
                                                              --------------  --------------                   --------------

Income (loss) before income taxes and minority
  interest                                                           (1,313)            219                           (1,311)

Provision for income taxes                                                -               -  f            75              75
                                                              --------------  --------------                   --------------

Income (loss) before minority interest                               (1,313)            219                           (1,386)

Minority interest                                                       (20)              -  g           (52)            (72)
                                                              --------------  --------------                   --------------

Net income (loss)                                                  $ (1,333)          $ 219                         $ (1,458)
                                                              ==============  ==============                   ==============

Weighted average shares outstanding                                  38,263                                           38,263

Basic loss per share                                                $ (0.04)                                         $ (0.04)
                                                              ==============                                   ==============

                          Nathaniel Energy Corporation
       Unaudited Proforma Condensed Consolidating Statement of Operations
                (In Thousands, except for Per Share Information)
                      For the Year Ended December 31, 2002


                                                                                                                 Unaudited
                                                                                                 Pro Forma       Pro Forma
                                                                                                Acquisition      Condensed
                                                                Nathaniel         Keyes           Entries      Consolidated
                                                              --------------  --------------   --------------  --------------


Revenue                                                               $ 175         $ 5,997                          $ 6,172

Cost of revenue                                                         315           4,387                            4,702
                                                              --------------  --------------                   --------------

Gross profit                                                           (140)          1,610                            1,470
                                                              --------------  --------------                   --------------

Selling, general and administrative expenses
  Non-cash compensation                                               2,698               -                            2,698
  Research and development                                               34               -                               34
  Depreciation                                                          134             577  c           (12)            699
  Other selling, general and administrative expense                   1,935             385                            2,320
                                                              --------------  --------------                   --------------

    Total                                                             4,801             962                            5,751
                                                              --------------  --------------                   --------------

Income (loss) from operations                                        (4,941)            648                           (4,281)

Other income (expense)
  Income from investment in Keyes                                        74               -  d           (74)              -
  Gain on disposal of equipment                                          23               -                               23
  Interest expense                                                     (569)              -  e          (796)         (1,365)
  Other income                                                            -              35                               35
                                                              --------------  --------------                   --------------

Income (loss) before income taxes and minority
  interest                                                           (5,413)            683                           (5,588)

Provision for income taxes                                                -               -  f           236             236
                                                              --------------  --------------                   --------------

Income (loss) before minority interest                               (5,413)            683                           (5,824)

Minority interest                                                       (26)              -  g          (199)           (225)
                                                              --------------  --------------                   --------------

Net income (loss)                                                  $ (5,439)          $ 683                         $ (6,049)
                                                              ==============  ==============                   ==============

Weighted average shares outstanding                                  20,375                                           20,375

Basic loss per share                                                $ (0.27)                                         $ (0.30)
                                                              ==============                                   ==============

Nathaniel Energy Corporation
Notes to pro forma financial statements

Pro forma balance sheet as of March 31, 2003:

a) To record purchase of Keyes for an aggregate purchase price of $9,947,215. This acquisition was funded with cash provided by the issuance of debt by a related party investor previously described in the pro forma financial information. The purchase price has been allocated as follows:

         Cash                               $   590,000
         Receivables                             545,000
         Inventory                               261,000
         Property and Equipment                8,993,215
         Other assets                             65,000
         Payables                               (507,000)
                                            ------------

         Total                              $9,947,215
                                            ==========

The acquisition is accounted for as a purchase.

b) To allocate cost of initial 9.46% investment in Keyes Helium to property and equipment.

Pro forma income statement for the three months ended March 31, 2003 and year ended December 31, 2002:

c) To adjust depreciation expense based on allocated purchase price. Substantially all depreciation is based on estimated useful lives of 20 years, using the straight line method. $10,156, 000 is 20 year property and $287,000 is classified as 5 year property.

d) To eliminate dividend income from the registrant's 9.46% cost investment in Keyes Helium.

e) To record interest expense on debt incurred to fund the acquisition. The debt bears an interest rate of 8% per year.

f) To record income tax expense on the Keyes income at statutory rate.

g) To record the minority interest of 49% in the Keyes' net income.

  [GRAPHIC OMITTED]



                            KEYES HELIUM COMPANY, LLC
                              FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                        Report of Independent Accountants


To the Managers' Committee of Keyes Helium Company, LLC:


In our opinion, the accompanying balance sheets and the related statements of income, members' equity and cash flows present fairly, in all material respects, the financial position of Keyes Helium Company, LLC (the "Company") at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

March 24, 2003

                           KEYES HELIUM COMPANY, LLC
                                 BALANCE SHEETS
                                 (In thousands)


                                     ASSETS


                                                                                        December 31,
                                                                            ---------------------------------
                                                                              2002                    2001
                                                                            ---------               ---------
Current Assets
             Cash and cash equivalents                                     $      60             $       260
             Accounts receivable-trade                                           400                     514
             Accounts receivable- affiliate                                       50                               -
             Note receivable- affiliate                                          333                   4,519
             Prepayment                                                           65
             Helium inventory in process                                         252                     471
                     Total current assets                                      1,160                   5,764



Property, plant and equipment
             Helium processing plant                                          11,356                  11,342
             Construction in process                                              25                     25
                                  Total property, plant, and equipment        11,381                  11,367
             Less: Accumulated depreciation                                    3,810                   3,233
                                  Net property, plant, and equipment           7,517                   8,134



Deferred Charges                                                                  39                      39


Total assets                                                             $     8,770             $    13,937



                                                    LIABILITIES AND MEMBERS' EQUITY


Current liabilities
             Accounts payable-affiliates                                 $       429             $     3,311
             Accounts payable and accrued expenses                               165                     183
                                                                         -----------             -----------
                         Total current liabilities                               594                   3,494


Members' equity                                                                8,176                   10,443
                                                                         -----------             ------------


Total liabilities and members' equity                                    $     8,770            $      13,937
                                                                         -----------            -------------



                                                        See accompanying notes

>

                           KEYES HELIUM COMPANY, LLC
                              STATEMENTS OF INCOME
                                 (In Thousands)



                                                                       Year Ended
                                                                         December 31,
                                                                  2002                         2001

        Sales of helium                                     $      5,997                  $     6,766
        Cost of helium sold                                        4,387                        4,012
                  Gross margin                                     1,610                        2,754


        Operating expenses
              Operation and maintenance                              385                          375
              Depreciation                                           577                          578
              Total operating expenses                               962                          953

        Total operating income                                       648                        1,801
        Other income                                                  35                           99

        Net income                                          $        683                  $     1,900




                             See accompanying notes

                           KEYES HELIUM COMPANY, LLC
                             STATEMENTS OF CASH FLOW
                                 (In Thousands)


                                                                                         Year Ended
                                                                                         December 31,
                                                                                ----------------------------
                                                                                   2002                2001
                                                                                ----------          ---------
        Cash flow from operating activities
             Net income                                                        $      683          $    1,900
             Adjustments to reconcile net income to
              net cash provided by operating activities:
                             Depreciation                                             577                 578

             Working capital changes:
                         Helium inventory in process                                  219                 103
                         Accounts receivable- trade                                   114                  42
                         Accounts receivable - affiliate                              (50)                 22
                         Prepayments                                                  (65)                  -
                         Accounts payable- affiliates                              (2,882)              2,771
                         Accounts payable and accrued expenses                        (18)               (234)
                                                                                    ------          ----------
                         Net cash (used in)/provided by operating activities       (1,422)              5,182
                                                                                   =======          ==========


Cash flow from investing activities
             Plant additions                                                          (14)                 (4)
             Notes receivable - affiliate                                           4,186              (3,882)
                                                                                   -------          ----------
             Net cash (used in)/provided by investing activities                    4,172              (3,886)
                                                                                   =======          ==========

Cash flow from financing activities
             Return of capital                                                     (1,062)                  -
             Distribution of earnings                                              (1,888)             (1,092)
                                                                                   -------          ----------
              Net cash used in financing activities                                (2,950)             (1,092)
                                                                                   =======          ==========


Net change in cash and cash equivalents                                              (200)                204


Cash and cash equivalents, beginning of year                                          260                  56
                                                                                    ------          ----------
Cash and cash equivalents, end of year                                        $        60          $      260
                                                                                    ======          =========-



                             See accompanying notes

                           KEYES HELIUM COMPANY, LLC
                         STATEMENTS OF MEMBERS' EQUITY
                                 (In thousands)


                                                                                        Year Ended
                                                                                        December 31,
                                                                                ----------------------------
                                                                                   2002              2001
                                                                                ----------         ---------
CIG Resources Company
             Balance, beginning of year                                        $    8,506          $  7,848
             Net income                                                               556             1,548
             Return of capital                                                       (865)                -
             Distribution of earnings                                              (1,538)             (890)
                                                                                ----------          --------
             Balance, end of year                                              $    6,659          $  8,506
                                                                                ----------          --------

MCNIC Rodeo Gathering, Inc.
             Balance, beginning of year                                        $    1,937          $  1,787
             Net income                                                               127               352
             Return of capital                                                       (197)                -
             Distribution of earnings                                                (350)             (202)
                                                                                ----------          --------
             Balance, end of year                                              $    1,517          $  1,937
                                                                                ----------          --------


Totals members' equity                                                         $    8,176          $ 10,443
                                                                                ==========          ========



                                        See accompanying notes

                           KEYES HELIUM COMPANY, LLC
                        NOTES TO THE FINANCIAL STATEMENTS

1. Organization

     We are a Colorado limited liability company, formed on March 17, 1994 to develop, construct and operate a helium processing plant in the western Oklahoma panhandle area. Our plant became operational in 1995 and consists of a crude helium extraction and purification facility and a liquefaction processing facility. Included in plant are helium gathering pipelines which, along with contracted storage, supply feedstock to us.

     Our members are CIG Resources Company (Resources) owning 81.45 percent interest and MCNIC Rodeo Gathering, Inc. (MCNIC) owning a 18.55 percent interest. Resources is an indirect subsidiary of El Paso Corporation. MCNIC is a wholly owned subsidiary of Nathaniel Energy Oklahoma Holdings Corporation (Nathaniel). Nathaniel purchased MCNIC from MCNIC Pipeline & Processing, an indirect subsidiary of DTE Energy Company, on August 28, 2002.

2. Summary of Significant Accounting Policies

Reclassfications

     Our financial statements for prior period include reclassifications that were made to conform to the current year presentation. Those reclassifications had no impact on net income or members' equity.

Use of Estimates

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities that exist at the date of the financial statements. Actual results may differ from those estimates.

Cash and Cash Equivalents

     Cash consists of demand deposits with a financial institution. Short-term investments purchased with an original maturity of three months or less are considered cash equivalents.

Fair Value of Financial Instruments

     As of December 31, 2002, the carrying amounts of our financial instruments are representative of fair value because of either the short-term nature of these instruments or because of the market based nature of their interest rates.

Allowance for Uncollectible Accounts

     We establish a provision for losses on accounts receivable if determined to be uncollectible. Collectibility is reviewed regularly and the allowance is adjusted as necessary primarily under the specific identification method. As of December 31, 2002 and 2001, there was no balance in the allowance for uncollectible accounts.

Prepayments

     Prepayments reflect insurance costs that benefit future periods.

                           KEYES HELIUM COMPANY, LLC
                       NOTES TO THE FINANCIAL STATEMENTS
Inventory

     Helium inventory in process is based on the last-in-first-out method. The replacement cost of the ending inventory approximates the recorded cost at December 31, 2002 and 2001.

Property, Plant, and Equipment

     Property additions and betterments are capitalized at cost, we expense minor items of property when incurred. Depreciation of all facilities is computed on a 20-year straight-line basis. We review long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is determined based on future net cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. As of December 31, 2002, we have not recognized any impairment losses.

Revenue Recognition

     We recognize revenue for the sale of helium in the period of delivery.

Income Taxes

     As a limited liability company, income taxes are the obligation of our members.

Allocation of Profit and Losses and Distributions

     Profit and losses are allocated in proportion to each Members' interest. Distributions of earnings, returns of capital, and any available net cash flow are made quarterly and are shared by our members in direct proportion to each respective ownership interest such that each member's percentage of Members' Equity remains constant.

New Accounting Pronouncements

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. This Statement requires companies to record a liability for the estimated retirement and removal costs of long-lived assets used in their business. The liability is recorded at its fair value, with a corresponding asset which is depreciated over the remaining useful life of the long-lived asset to which the liability relates. An ongoing expense will also be recognized for changes in the value of the liability as a result of the passage of time. The provisions of SFAS No. 143 are effective for fiscal years beginning after June 15, 2002 and our adoption is effective January 1, 2003.

3. Related-Party Transactions

     We have contracted with Colorado Interstate Gas Company (CIG), an affiliated company of Resources, to operate the plant and perform certain administrative functions. Accounts payable-affiliates as of December 31, 2002 and 2001 includes $47,000 and $106,000, respectively, due to CIG under terms of the operating agreement and amounts reimbursable to CIG and its affiliates for any costs incurred on our behalf.

     We participate in a cash management program with Resources. Under this arrangement, we can borrow up to $2 million or loan up to $5 million at market rates of interest, repayable upon demand. We had loaned approximately $333,000 and $4,519.000 under this agreement as of December 31, 2002 and

2001, respectively. We earned approximately $29,000 and $92,000 in interest under this program in 2002 and 2001, respectively, which is recorded in other income in our income statement.

     We have an agreement with El Paso Gas Gathering and Processing Company (EPGGP), an affiliated company of Resources, which requires us to purchase all crude helium production from EPGGP's Lakin processing plant until 2016 at contractual rates and subject to the maximum volumes produced by the plant. Our crude helium purchases from EPGGP under this agreement were approximately $2,459,000 and $2,141,000 during 2002 and 2001, respectively.

     We have a lease agreement which expires in December 2004 with CIG for gas compression and cooling equipment, land and related auxiliary facilities associated with the compression and cooling equipment. Rent expense incurred under this lease for the years ended December 31, 2002 and 2001 was approximately $90,000 and $94,000, respectively.

     The following is our anticipated future minimum annual lease payments through 2004 for this agreement:

          2003                                              $    85,000
          2004                                                   80,500
                                                                 ------
                   Total                                    $    165,000
                                                                 =======

4. Supply Commitment

     We have an  agreement  with a group led by Energy  Alliance  Company,  Inc.
(EAC) that requires EAC to produce and deliver natural gas to us throughout the life of the leases for up to 8,000 Mcf (thousand cubic feet) of natural gas per day. We are entitled to remove for our benefit crude helium at a cost to us of $0.10 per Mcf for the gas stream delivered to our plant. During 2002 and 2001, we recorded costs totaling $119,000 and $187,000 under this agreement. Under this agreement, we have a maximum annual cost of $292,000 throughout the life of the EAC leases.

5. Transactions with Major Customers

     We sell all of our liquefied helium to Air Products Helium, Inc. This agreement can be terminated in 2008 and 2015 if either party requests a price determination that is not agreed to by the other party. Otherwise, the agreement expires in 2021, unless extended upon two years' advance notice by either party.

6. Limitation of Liability of Member

     Our debts, obligations and liabilities, whether arising by contract, tort, or otherwise, are solely ours. Our members are not obligated for any of our debts, obligations, liabilities solely by reason of being a member.

7. Subsequent Event

     On February 5, 2003, Resources signed a letter of intent to sell its 81.45 percent interest in Keyes Helium Company, LLC to Nathaniel. This transaction is expected to close on March 31, 2003.

                            KEYES HELIUM COMPANY, LLC
                                  BALANCE SHEET
                                 (In Thousands)
                                 MARCH 31, 2003
                                  (UNAUDITED)


ASSETS

Current assets:
  Cash and cash equivalents                                                        $ 590
  Accounts receivable - trade                                                        545
  Inventory                                                                          261
                                                                           --------------

    Total current assets                                                           1,396

Property and equipment, net                                                        7,441

Other assets                                                                          65
                                                                           --------------

Total assets                                                                     $ 8,902
                                                                           ==============

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accounts payable - affiliate                                                     $ 250
  Accounts payable and accrued expenses                                              257
                                                                           --------------

    Total current liabilities                                                        507

Members' equity                                                                    8,395
                                                                           --------------

Total liabilities and members' equity                                            $ 8,902
                                                                           ==============


The accompanying notes are an integral part of these unaudited financial statements.

                            KEYES HELIUM COMPANY, LLC
                                INCOME STATEMENT
                                 (In Thousands)
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2003 AND 2002
                                  (UNAUDITED)



                                                                              March 31,       March 31,
                                                                               2003            2002
                                                                           --------------  --------------

Revenue                                                                          $ 1,413         $ 1,969

Cost of revenue                                                                      771           1,087
                                                                           --------------  --------------

Gross profit                                                                         642             882
                                                                           --------------  --------------

Selling, general and administrative expenses
  Depreciation                                                                       144             144
  Other selling, general and administrative expenses                                 280             155
                                                                           --------------  --------------

Total                                                                                424             299
                                                                           --------------  --------------

Income from operations                                                               218             583

Other income                                                                           1              23
                                                                           --------------  --------------

Net income                                                                         $ 219           $ 606
                                                                           ==============  ==============



The accompanying notes are an integral part of these unaudited financial statements.

                           KEYES HELIUM COMPANY, LLC
                            STATEMENTS OF CASH FLOWS
                                 (In Thousands)
           FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2003 AND 2002
                                  (UNAUDITED)



                                                                             March 31,        March 31,
                                                                               2003             2002
                                                                           --------------   --------------

Cash flow from operating activities
  Net income                                                                       $ 219            $ 606
Adjustments to reconcile net income to
  net cash provided by operating activities:
    Depreciation                                                                     144              144
Working capital changes:
  Helium inventory in process                                                         (9)              95
  Accounts receivable - trade                                                       (145)            (123)
  Accounts receivable - affiliate                                                     50                -
  Other assets                                                                        39              (16)
  Accounts payable - affiliates                                                     (179)               -
  Accounts payable and accrued expenses                                               92           (2,686)
                                                                           --------------   --------------

Net cash used in operating activities                                                211           (1,980)
                                                                           --------------   --------------

Cash flow from investing activities:
  Plant additions                                                                    (14)             (12)
  Short-term investments                                                               -             (540)
  Notes receivable - affiliate                                                       333            3,332
                                                                           --------------   --------------

Net cash used in investing activities                                                319            2,780
                                                                           --------------   --------------

Cash flow from financing activities:
  Distribution of earnings                                                             -             (800)
                                                                           --------------   --------------

Net cash used in financing activities                                                  -             (800)
                                                                           --------------   --------------

Net change in cash and cash equivalents                                              530                -

Cash and cash equivalents, beginning of period                                        60                -
                                                                           --------------   --------------

Cash and cash equivalents, end of period                                           $ 590              $ -
                                                                           ==============   ==============


The accompanying notes are an integral part of these unaudited financial statements.


                            KEYES HELIUM COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002
                                   (UNAUDITED)

Note 1-Significant Accounting Policies and Nature of Operations

     Condensed footnotes:

     As contemplated by the Securities and Exchange Commission instructions to Form 10-QSB, the following footnotes have been condensed and therefore do not contain all disclosures required in connection with annual financial statements. Reference should be made to the notes to Keyes Helium Company, LLC's annual financial statements set forth in this Form 8-K/A for the years ended December 31, 2002 and 2001.

     Unaudited Interim Financial Statements:

     The accompanying unaudited interim financial statements have been prepared by the Company in accordance with generally accepted accounting principles pursuant to Regulation S-B of the Securities and Exchange Commission. The financial information has not been audited and should not be relied on to the same extent as audited financial statements. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Accordingly, these interim financial statements should be read in conjunction with Keyes Helium Company, LLC's annual financial statements set forth in this Form 8-K/A for the years ended December 31, 2002 and 2001. In the opinion of management, the interim financial statements reflect all adjustments, including normal recurring adjustments, necessary for fair presentation of the interim periods presented. The results of operations for the three months ended March 31, 2003 are not necessarily indicative of results of operations to be expected for the full year.

     Recent Accounting Pronouncements:

     Management does not believe that the adoption of any newly issued accounting pronouncements will have a significant effect on the Company's financial position, results of operations or disclosures.

Note 2-Related Party Transactions

     We participate in a cash management program with one of our members. Under this arrangement, we can borrow up to $2 million or loan up to $5 million at market rates of interest, repayable upon demand. All advances had been repaid at March 31, 2003. We had collected repayments of approximately $333,000 and $3,332,000 during the three month periods ended March 31, 2003 and 2002, respectively.

Note 3-Subsequent Events

     On April 3, 2003 the 81.45% interest in the Company held by CIG Resources Company, a wholly owned subsidiary of Colorado Interstate Gas, was acquired by Nathaniel Energy Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NATHANIEL ENERGY CORPORATION
                                        ----------------------------
                                        (Registrant)

Date:  February 3, 2004                 /s/ Stanley Abrams
                                        ----------------------------
                                        Stanley Abrams,
                                        President and Chief Executive Officer